Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405      155,147,583
CITIGROUP, INC.                             52-1568099       42,600,548
GRAYBILL INVESTMENTS                        00-0000000       19,822,200
JPMORGAN CHASE & CO.                        13-3224016        1,300,250
MORGAN STANLEY CO INCORPORATED              13-2665598          611,407
GOLDMAN, SACHS & CO.                        13-5100880          346,406
BANK OF NEW YORK MELLON                     00-0000000          439,767
BARCLAYS CAPITAL INC.                       05-0346412          186,195
WELLS FARGO BANK                            41-0449260          117,317
JEFFERIES & CO., INC.                       95-2622900          119,750






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405          227,420
CITIGROUP, INC.                             52-1568099          554,943
GRAYBILL INVESTMENTS                        00-0000000                0
JPMORGAN CHASE & CO.                        13-3224016          999,943
MORGAN STANLEY CO INCORPORATED              13-2665598          358,098
GOLDMAN, SACHS & CO.                        13-5100880          344,877
BANK OF NEW YORK MELLON                     00-0000000          144,830
BARCLAYS CAPITAL INC.                       05-0346412          164,733
WELLS FARGO BANK                            41-0449260          109,710
JEFFERIES & CO., INC.                       95-2622900           51,087




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    221,293,113 D. Total Sales: 3,293,475

                               SCREEN NUMBER : 12